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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 16, 1997


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (201) 236-2600
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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         HUBCO, Inc.  ("HUBCO") and MSB Bancorp,  Inc. ("MSB") jointly announced on December 16, 1997 the signing of a definitive merger agreement (the "Merger Agreement") with MSB and MSB's bank subsidiary, MSB Bank, whereby HUBCO will acquire MSB in a stock for stock exchange which is intended to qualify as a pooling of interests. A copy of the Press Release is attached as an Exhibit to this Form 8-K.

         Under the terms of the agreement, MSB will be merged into HUBCO, Inc. It is expected that MSB Bank will be merged into Bank of the Hudson ("BTH"), which will be HUBCO's New York banking subsidiary following the completion of HUBCO's pending acquisition of BTH's parent, Poughkeepsie Financial Corp. Under the terms of the MSB merger agreement, each share of MSB common stock will be exchanged for HUBCO common stock with a value of $36.02, provided that the median closing HUBCO stock price during a 10-day pricing period ending on the day the parties receive final federal bank regulatory approval held, is between $34.97 and $37.13. If the median closing HUBCO stock price during this period is greater than $37.13 the exchange ratio will be .97, and if it is less than $34.97 the exchange ratio will be 1.03 shares. MSB has certain rights to terminate the merger agreement if the median closing HUBCO price during the pricing period is less than $27.00 per share unless HUBCO agrees to deliver shares of HUBCO common stock having a value of $27.81 in exchange for each share of MSB common stock.

         In connection with the execution of the merger agreement, MSB has issued an option to HUBCO which, under certain defined circumstances, would enable HUBCO to purchase up to 600,000 shares of authorized and unissued MSB common stock at a price of $29.00 per share. The transaction, which is expected to close in the second quarter of 1998, is expected to be treated as a tax-free exchange to holders of MSB stock and accounted for as a pooling of interests.

         On  December  16,  1997,  HUBCO  held a  conference  call with  banking
industry  analysts  and  others  to  discuss  the  acquisition.   The  following
information was provided to participants in connection with the presentation.

         HUBCO estimates cost savings to be in the range of 35% to 40% of MSB's total overhead expenses, or approximately $7.0 million pre-tax. In past acquisitions HUBCO has achieved cost savings ranging from 35% to 60% of overhead. HUBCO's estimate is based on past experience, industry averages, specific information obtained during the due diligence process and input from the MSB senior management team.

         Earnings accretion is anticipated based on both the cost savings to be achieved and earnings enhancement by developing a small business lending niche along with associated deposit benefits, resulting in a slight widening of the net interest margin. HUBCO also anticipates that new revenue will result from the offering of additional products and services through MSB branches. While HUBCO anticipates some positive effect from the revenue enhancement aspect of this transaction, it is unable to specify such benefits with sufficient assurance to take them into account in the estimates. (1) (2)

         HUBCO anticipates that merger-related and restructuring charges of approximately $9 million after tax will be taken in connection with the transaction. These charges are likely to include employment contract payouts, severance payments, investment banking fees, service contract terminations, disposal of equipment and fixtures no longer necessary for the operation of the institution and certain reserves necessary to bring the reserve levels in line with HUBCO's policies. (3)

         HUBCO estimates gross book value accretion, net of any restructuring charges, to be 10%. This figure was arrived at by combining the capital accounts of MSB and HUBCO using the maximum 1.03 exchange ratio to convert MSB's outstanding shares to HUBCO shares. HUBCO's estimate of net book value accretion factors include the tax-adjusted merger-related and restructuring charges associated with this acquisition. (2) (3)

         (1)  The  statements   concerning  cost  savings  are  forward  looking
statements under the Private Securities Litigation Reform Act of 1995. The correctness of the estimate depends upon a number of factors including, but not limited to, the ability to effectively centralize loan credit, finance and data processing functions without substantial cost increases, the ability to terminate certain leases, economic conditions and other factors. The amount of the cost savings may vary from the estimates.

         (2) The estimates of book value accretion and earnings accretion for HUBCO are forward looking statements under the Private Securities Reform Act of 1995. The ability of HUBCO to realize accretion to book value is subject to a number of factors, including but not limited to, restructuring costs and the impact of other transactions, and as a result, the actual results of HUBCO could differ materially. The ability of HUBCO to realize accretion to earnings is subject to a number of factors, including, but not limited to those set forth in the text and the impact of other acquisitions, general conditions, interest rates and costs savings and as a result, the actual results of HUBCO could differ materially. The correctness of the estimate depends upon a number of factors including but not limited to the ability to effectively centralize loan credit, finance and data processing functions without substantial cost increase, the ability to terminate certain leases, economic conditions and other factors. The amount of the cost savings may vary from the estimates.

         (3) The statements concerning one-time charges are forward looking statements under the Private Securities Litigation Reform Act of 1995. The correctness of the estimate depends upon a number of factors and the amount of the actual charge incurred may vary from the estimate. While HUBCO has developed this anticipated charge after considering what it believes to be all relevant factors and including all currently known amounts, the actual amount of the restructuring charge may vary, depending upon a number of factors, including but not limited to the timing of the closing. HUBCO's ability to retain officers of MSB who have employment or severance contracts, as well as those who do not, economic conditions, the resolution of various contractual contingencies with third parties and other factors.



Item 7.   Exhibits
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     99.1      Press Release dated December 16, 1997.

     99.2 Agreement and Plan of Merger dated December 15, 1997 among HUBCO, Inc., MSB Bancorp, Inc. and MSB Bank.

     99.3 Stock Option Agreement dated December 15, 1997 among HUBCO, Inc. and MSB Bancorp, Inc.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HUBCO, INC.

Dated: December 22, 1997            By:D. LYNN VAN BORKULO-NUZZO
                                       -----------------------------
                                       D. Lynn Van Borkulo-Nuzzo,
                                       Executive Vice President


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                                INDEX TO EXHIBIT


Exhibit No.              Description
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     99.1      Press Release dated December 16, 1997.

     99.2 Agreement and Plan of Merger dated December 15, 1997 among HUBCO, Inc., MSB Bancorp, Inc. and MSB Bank.

     99.3 Stock Option Agreement dated December 15, 1997 among HUBCO, Inc. and MSB Bancorp, Inc.